Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 9, 2001, included in Advanced Marketing Services, Inc.'s Form 10-K/A, for the year ended March 31, 2001, and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


San Diego, California
August 6, 2001